Exhibit 10.24

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

      This Settlement Agreement and General Release ("Agreement" or "Settlement Agreement") is entered into by and between Steven W. Jagels ("Jagels" or "Plaintiff"), and Magnitude, Inc. to settle any and all claims which Jagels may have against Magnitude, and any of its subsidiaries, affiliated companies, divisions, or its representative predecessors, successors and assigns (as well as its respective past or present officers, directors, agents, representatives or employees, and its respective successors and assigns, heirs, executors, and personal or legal representatives), including, but not limited to, any and all claims, including claims to attorney's fees or frivolous pleading claims, which have been or which could have been asserted by Jagels in the matter entitled Steven W. Jagels v. Magnitude, Inc., Superior Court of New Jersey, Morris County, Docket No. MRS-L-2544-06 (the "Action"). The parties agree that:

      1. Confidentiality.

Jagels agrees to keep the facts alleged in the Action, the facts and terms of this Agreement, and all discussions leading to this Agreement, in strict confidence, except as required by law or court order. Jagels also agrees not to disclose this document, its contents or subject matter to anyone other than his spouse, financial planner, attorney, accountant or income tax preparer who likewise agrees to keep such information confidential. The parties agree that disclosure of this document and/or the terms of this Agreement to any taxing authority shall not be deemed a breach of this confidentiality provision.

Jagels further agrees that if he is required by law to disclose the Agreement or its contents, he shall notify Magnitude's legal counsel (Mauro, Savo, Camerino & Grant, 77 North Bridge Street, Somerville, New Jersey 08876) in writing of any such required disclosure not less
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than 10 days (or such shorter period if the time set for disclosure is less than
10 days) prior to the time set for disclosure to allow Magnitude sufficient time to move to quash.


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

      Jagels agrees that he will respond to any inquiries about the Action by stating only that it has been resolved.

      Jagels agrees that confidentiality is a material and essential term of this Agreement, and that these confidentiality provisions shall survive, and be given full force and effect separately from any invalid, unenforceable or inoperative provision of this Agreement. Jagels further agrees that Magnitude shall be entitled, upon any breach or threatened breach of this confidentiality provision, to an immediate injunction to prevent any such breach, future breach or threatened breach and to any damages proven at trial. In addition, Jagels agrees that Magnitude shall be entitled to liquidated damages in the amount of Ten Thousand Dollars ($10,000.00) upon proof of breach of the confidentiality provisions of this Agreement by Jagels or someone acting in his behalf. Jagels further agrees that if Magnitude is successful in proving that he has breached the confidentiality provisions of this Agreement, Jagels shall pay to Magnitude all of its attorneys' fees and costs incurred in proving that breach.

      2. Stipulation of Dismissal.

      Jagels will cause his counsel to execute and provide to Magnitude's attorneys within ten (10) days a Stipulation of Dismissal of the claims in the Action, in the form annexed hereto as Exhibit "A", together with a stipulation staying further proceedings in the Action until March 9, 2007, and adjourning the trial of the action to a date thereafter convenient for the parties and the Court. The Stipulation of Dismissal shall be held in escrow by Magnitude's attorneys pending Magnitude's full performance hereunder, including the making of the Settlement Payment, as provided in the next paragraph.

      3. Settlement Payment.
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      a. Jagels will receive, in consideration for release of any and all claims and any and all potential claims against Magnitude, including those asserted in, or which could have been asserted in, the Action, a payment of the gross sum of Twenty Thousand Forty Dollars ($20,040.00) ("the Partial Payment") together with the full Purchase Price, as hereinafter defined. To the extent The Partial Payment shall be deemed "wages," the same shall be subject to the withholding of applicable payroll taxes. Jagels may provide Magnitude with a revised Form W-4 on or before January 10, 2007, in accordance with which his withholdings shall be calculated, but, if he does not do so, Magnitude may rely upon his most recent form W-4, on file, for this purpose. A check in payment of the Partial Payment, net of withholdings, shall be payable to "Steven W. Jagels." Jagels understands and agrees that Magnitude shall issue him a Form W-2 with respect to the payment in this subparagraph. This payment shall be made by Magnitude to Jagels on or before January 12, 2007.


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

      b. In addition, Magnitude shall issue 3,000,000 shares of its common stock to Jagels (the "Shares") on or before January 12, 2007 and Magnitude shall notify plaintiff's counsel via e-mail once the Shares are issued. The certificate representing the Shares shall be delivered to Magnitude's corporate counsel, Joseph J. Tomasek, Esq., 77 North Bridge Street, Somerville, New Jersey 08876 (the "Escrow Agent"). On or before January 12, 2007, Jagel shall deliver to the Escrow Agent his fully executed Stock Power, containing a medallion signature guarantee (the "Stock Power"), to the Escrow Agent. Magnitude shall register the Shares for resale on behalf of Jagels under the Securities Act of 1933, as amended (the "1933 Act"). Magnitude shall register the Shares as aforesaid and following their registration under the 1933 Act, cause a purchaser or purchasers to deliver $75,000, representing the purchase price for the Shares (the "Purchase Price") into the Escrow Agent's Attorney Trust Account on or before February 28, 2007. Upon the receipt by the Escrow Agent of the Purchase Price on or before February 28,
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2007, the Escrow Agent is authorized to deliver the Stock Power and the Shares to the purchaser or purchasers and to withdraw from his Attorney Trust Account and pay the $75,000 to Jagels.

      c. In the event that for any reason whatsoever, the Purchase Price is not delivered into the Attorney Trust Account of the Escrow Agent on or before February 28, 2007, and thereafter paid over to Jagels, as aforesaid, the Stipulation of Dismissal shall be null, void and of no further force and effect, and the same shall not be filed with the court, but shall be returned to plaintiff's attorneys. Plaintiff shall thereupon have the right to continue prosecution of this Action as if this Settlement Agreement had not been entered, provided Magnitude shall receive a credit against any liability ultimately found against it for any sums paid hereunder. The Escrow Agent shall thereupon deliver the Shares and the Stock Power to plaintiff's counsel on or before March 5, 2007. Upon Escrow Agent's delivery of the Purchase Price to Jagels and the delivery of the Shares and Stock Power to the purchaser(s) in the former case or upon Escrow Agent's delivery of the Shares and the Stock Power to plaintiff's counsel in the latter case, Escrow Agent duties under this Agreement shall be deemed fully discharged and terminated. Except in the instance of gross negligence exhibited exclusively by the Escrow Agent's inexcusable failure to take the express measures identified in this section 3, all parties to this Agreement agree to defend Escrow Agent and hold him harmless from and against any liability of any nature whatsoever arising out of or in connection with Escrow Agent's participation and agreement to act as the Escrow Agent for the express purposes identified in this Agreement.


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

      c. The above check shall be sent to plaintiff's counsel, Jeffrey Ullman, Esq., Ullman, Fuhrman & Platt, P.C. provided that plaintiff has delivered the executed Agreement and Stipulation of Dismissal to Magnitude's counsel.

      d. Jagels agrees that he is solely responsible for determining the tax consequences of the payments referred to above, and for paying taxes, if any, which are determined to be owed
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(including penalties and interest related thereto) by any taxing authority with respect to such payments. Jagels agrees and understands that Magnitude has not made any representations regarding the tax treatment of the sum pursuant to this Agreement. In the event a claim for such taxes and/or penalties and interest is asserted by any taxing authority, Jagels agrees to, and does hereby indemnify and hold Magnitude harmless against any and all tax liability, interest and/or penalties as due thereon from Magnitude other than what Magnitude would owe for its share of FICA and any other amount for which it would ordinarily be responsible.


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

      4. Employment Rights.

Jagels hereby waives any and all rights to reinstatement or re-employment with Magnitude as an employee or independent contractor, and specifically promises not to apply for or accept future employment, or seek retention as a consultant, contractor, or any other type of non-payroll worker, with Magnitude, any subsidiary or parent of Magnitude, or any party to the extent that his services would be performed directly for Magnitude. Jagels also agrees that employment contrary to this provision is a material breach of this Agreement which will be grounds for immediate termination. Jagels further agrees that Magnitude shall be under no obligation to employ, re-employ, contract with, or accept any services performed by him as part of his employment with any third party.

      5. Release.

      a. In consideration for the payment and other consideration provided for in this Agreement, Plaintiff for himself, his administrators, executors, heirs and assigns, waives, releases and gives up any and all claims and rights which he may have against Magnitude, Inc. and any of its subsidiaries, divisions, affiliated companies, benefit plans or their respective predecessors, successors and assigns (as well as their respective past or present officers, directors, shareholders, trustees, administrators, agents, representatives or employers and their
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respective successors and assigns, heirs, executors, and personal or legal representatives, including but not limited to Magnitude, Inc.)(hereinafter referred to as "Releasees"), based on any act, event or omission occurring before the execution of this Agreement, including, but not limited to, any events related to, arising out of or in connection with Steven W. Jagels' employment, and any claims arising out of or relating to the Action. Plaintiff specifically waives, releases and gives up any and all claims against Releasees based on any act, event, or omission occurring before the execution of this Agreement, including, but not limited to: any claim which could be asserted now or in the future under (a) the common law, including, but not limited to theories of tort or contract (express or implied), defamation, or violation of public policy; (b) any policies, practices, or procedures of the Company; (c) any federal, state or local law, statute or regulation expressly including, but not limited to: the Employee Retirement Income Security Act of 1974, 29 U.S.C.
Section 1001, et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C.
Section 791, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000(e), et seq.; 42 U.S.C. Section 1981 through 1988; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq.; the Older Worker's Benefit Protection Act, 29 U.S.C. Section 629, et seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2601, et seq.; the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq.; the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.; the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1, et seq.; the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1, et seq., the New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq.; the Equal Pay Act, 29 U.S.C. Section 206(d) et seq.; the New Jersey Wage Payment Law, N.J.S.A. 34:11-4.1 et seq.; and/or the New Jersey Wage and Hour Law, N.J.S.A. 34:11-56a et seq.; (d) any contract of employment, expressed or implied; (e) any provision of the Constitution of the United States, the State of New Jersey or any other state; (f) any and all claims or actions for attorneys' fees arising out of the Action; and (g) any provision
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of any other law, common or statutory, of the United States, New Jersey, or any other state or locality.


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

      b. Steven W. Jagels is further waiving, releasing, and giving up any claim for attorneys' fees or costs relating to the Action (including claims by Jeffrey
D. Ullman, Esq.) upon payment of the sums set forth in paragraph 3.

      6. Covenant Not to Sue.

Jagels represents that with the exception of the Action, he has no pending lawsuits, charges or other claims of any nature whatsoever against Magnitude, Inc., any of its subsidiaries, divisions, affiliated companies or their respective predecessors, successors and assigns (as well as each of their respective past or present officers, directors, shareholders, agents, representatives or employees) in any state or federal court, or before any agency or administrative body. Further, Jagels agrees to the fullest extent permitted by law, not to assert any claims, charges or other legal proceedings against Magnitude, Inc., its parent company, any of its subsidiaries, divisions, affiliated companies or their respective predecessors, successors and assigns (as well as each of their respective past or present officers, directors, shareholders, agents, representatives or employees), based on any events, whether known or unknown, occurring prior to the date of the execution of this Agreement, including but not limited to, any events related to any aspect of Jagels' employment with Magnitude, Inc. or the cessation thereof. Jagels further agrees that he will not "opt in" to and will "opt out" of any class action in which Magnitude, Inc. is named as a defendant. Jagels also agrees that if any charge or complaint is filed on his or another person's or entity's behalf based on events occurring prior to the date of the execution of this Agreement, he will not accept any relief or recovery therefrom.


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

If Jagels breaches either paragraph 5 or 6 hereof by, for example, filing and/or joining a lawsuit regarding claims he has released, Jagels shall pay any party being released under
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paragraph 5 all reasonable attorneys' fees and costs applicable to Jagels incurred in each action, suit or other proceeding, including any and all appeals or petitions therefrom.

      7. Non-Admission.

This Agreement shall not be construed as an admission by the parties of any wrongdoing or liability of any nature whatsoever. Jagels recognizes that Magnitude expressly denies each and every one of the allegations of wrongdoing in the Action. The parties further recognize that they specifically deny any liability whatsoever for any damages, injuries or other claims made by him or which could be claimed by them Magnitude and Jagels are entering into this Agreement solely because they are desirous of settling all claims between them and thereby avoiding further expense and inconvenience, and putting to rest the controversies between Magnitude and Jagels.

      8. Return of Property/Proprietary Information.

      Jagels represents and warrants that he has returned all of Magnitude's property in his possession, including documents, memoranda, reports, manuals, handbooks, telephone lists, emails, notes, keys and any other articles he used in the course of his employment, or acquired in any way at any time, and that he has not retained copies of any such property (except for employee benefits information).


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

      Jagels acknowledges that during the course of his employment with Magnitude, he was entrusted with business and technical information regarding Magnitude's products which are confidential and are proprietary to Magnitude and which are the property of Magnitude ("Confidential Information"). Jagels agrees that he will not communicate or disclose to any third party, or use for his own benefit or for any other third party's benefit, any Confidential Information. Jagels agrees and understands that any work product he may have produced while employed at Magnitude is the exclusive property of Magnitude. Jagels agrees and understands
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that he has not right to license, sell, or use in any way Confidential
Information or such work product.

      9. Nondisparagement.

      The parties agree that they shall not make any derogatory or disparaging statement to anyone about each other, nor will they respectively take any action intended, or which may reasonably be expected, directly or indirectly, to impair the good will, business reputation or good name of either of the other.

      10. Successors and Assigns.

      Jagels and Magnitude are bound by this Agreement. Those who succeed to Jagels' rights and responsibilities, such as his heirs, the executors or his estate, or his personal or legal representatives are also bound by this Agreement. This Agreement is made for the benefit of Magnitude and all who succeed to its rights and responsibilities, such as any successors and/or assigns. It is understood that the General Release (whether or not specifically stated) applies as well to Magnitude's subsidiaries, affiliates, divisions, and related companies, and each of their respective predecessors, successors and assigns (as well as the past or present officers, directors, shareholders, agents, representatives and employees of each entity).


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

      11. Severability.

      Jagels and Magnitude agree that if any court declares any portion of this Agreement unenforceable, the remaining portions shall be fully enforceable. If one or more provisions of this Agreement are held to be excessively broad as to scope so as to be unenforceable at law, such provision shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law.

      12. Counterparts and Applicable Law.

      This Agreement may be executed in counterparts and shall be construed and interpreted
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in accordance with the laws of the State of New Jersey. The parties agree that any action to enforce or interpret this Agreement shall only be brought in a court of competent jurisdiction within the State of New Jersey.

      13. Waivers.

      The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof nor deprive that party of the right thereafter to insist upon strict adherence to that term. No waiver or modification of this Agreement shall be binding unless it is in writing and signed by the parties hereto, and expressly states that it is a waiver or modification of this Agreement.

      14. Full Knowledge of Terms and Period of Review.

      By signing this Agreement, Jagels states that he has the right to and is hereby advised to consult with any attorney of his choice and at his expense prior to signing it.

      Jagels hereby represents and warrants that, prior to executing this Settlement Agreement, he has fully discussed its meaning and effect with his counsel, and that he fully understands its meaning and effect; and, in particular, he represents and warrants that his counsel has explained to him, and he fully comprehends, the meaning of each of the provisions of this Settlement Agreement and the legal effect thereof, and that he has entered into this Settlement Agreement voluntarily.


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

      Jagels states he was given a reasonable period or time to consider his release of all claims referred to herein, including all claims that he asserted in the Action.

      Jagels states that he was given a period of at least twenty-one days after receipt of this Settlement Agreement to consider his waiver of claims of age discrimination and that he has seven days after signing this Settlement Agreement in which to revoke his waiver of the age discrimination claims by hand delivering written notice revoking his waiver of such claims to
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Charles Z. Schalk, Esq., Mauro, Savo, Camerino & Grant, P.A., 77 North Bridge
Street, Somerville, New Jersey 08876. Jagels agrees that if he signed this Settlement Agreement and General Release before the twenty-one days have expired, it was a voluntary decision to do so because he did not need any additional time to decide whether to sign it or waive any age discrimination claims. Jagels' waiver of age discrimination claims shall not become effective or enforceable until the seven-day revocation period has expired. If no such revocation occurs, Jagels' waiver of age discrimination claims shall become effective on the eight (8) day th following its execution by Jagels.

      15. Interpretation.

      Jagels and Magnitude agree and acknowledge that their counsel have reviewed and negotiated this Settlement Agreement and that the usual rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Settlement Agreement.

      16. Headings and Syntax.

      The headings set forth in this Settlement Agreement are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the content, scope or intent of this Settlement Agreement. All references made and pronouns used shall be construed in the singular or the plural and in such gender as common sense and circumstance require.

      17. Entire Agreement.

      This Agreement contains the sole and the entire agreement between Steven
W. Jagels and Magnitude, Inc., and completely and fully supersedes and replaces any and all prior contracts, agreements, discussions, representations, negotiations, understandings and any other communications among the parties pertaining to the subject matter hereof. Jagels represents and acknowledges, in executing this Agreement, that he has not relied upon any representation or
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statement not set forth in this Agreement made by Magnitude or its counsel or representatives with regard to the subject matter of this Agreement. No other promises or agreements shall be binding unless in writing, signed by the parties hereto, and expressly stated to represent an amendment to this Agreement.


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

      18. BY SIGNING THIS AGREEMENT, JAGELS STATES THAT:

      (a) HE HAS READ IT AND HAS HAD AN ADEQUATE OPPORTUNITY TO REVIEW ITS TERMS, AND UNDERSTAND ITS TERMS AND CONSEQUENCES;

      (b) HE UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING RIGHTS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964 (42 U.S.C.
Section 2000(e) et seq.) AND THE NEW JERSEY LAW AGAINST DISCRIMINATION (N.J.S.A. 10:5-1 et seq.);

      (c) HE AGREES WITH EVERYTHING IN IT;

      (d) HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE AND HAS IN FACT DONE SO;

      (e) HE HAS HAD A REASONABLE PERIOD OF TIME IN WHICH TO CONSIDER THE TERMS AND EFFECT OF THIS AGREEMENT; AND

      (f) HE HAS SIGNED THIS RELEASE FREELY, KNOWINGLY AND VOLUNTARILY.


-------------------------------------   ----------------------------------------
Witness                                 STEVEN W. JAGELS

Dated: _______________________, 2007    Dated: ______________________, 2007


                                        MAGNITUDE, INC.


-------------------------------------   ----------------------------------------
ATTEST

Dated: _______________________, 2007    Dated: ______________________, 2007


ESCROW AGENT:


-------------------------------------
Joseph J. Tomasek

Dated: ________________________, 2007

EXHIBIT "A"


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

MAURO, SAVO, CAMERINO & GRANT, P.A.
Attorneys at Law
77 North Bridge Street
Somerville, New Jersey 08876

Attorneys for Defendant Magnitude, Inc.


---------------------------------------
STEVEN W. JAGELS,                         : SUPERIOR COURT OF NEW JERSEY
                                          : LAW DIVISION: MORRIS COUNTY
                Plaintiff,                : DOCKET NO. MRS-L-2544-06
                                          :
vs.                                       : Civil Action

MAGNITUDE INC.,                           : STIPULATION OF DISMISSAL WITH
                                          : PREJUDICE AND WITHOUT
                                          : ATTORNEYS' FEES OR COSTS

                Defendant.

                                          :
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      It is hereby stipulated and agreed between the parties that this action be and is hereby dismissed with prejudice and without costs or attorneys' fees against any party.

ULLMAN, FURHMAN & PLATT, P.C.
Attorneys for Plaintiff Steven W. Jagels


By:
    -----------------------------------
Jeffrey D. Ullman, Esq.

Dated:

MAURO, SAVO, CAMERINO & GRANT, P.A.

Attorneys for Defendant Magnitude, Inc.


By:
    -----------------------------------
Charles Z. Schalk, Esq.

Dated:


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